Exhibit 10.1
AGREEMENT
This Agreement (this “Agreement”) is made and entered into as of March 21, 2015 by and among Insperity, Inc. (the “Company”) and the entities and natural persons set forth in the signature pages hereto (collectively, “Starboard”) (each of the Company and Starboard, a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
WHEREAS, the Company and Starboard have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;
WHEREAS, as of the date hereof, Starboard is deemed to beneficially own shares of Common Stock of the Company (the “Common Stock”) totaling, in the aggregate, 3,335,976 shares (the “Shares”), or approximately 13.1%, of the Common Stock issued and outstanding on the date hereof; and
WHEREAS, as of the date hereof, the Company and the members of Starboard have determined to come to an agreement with respect to the composition of the Board of Directors of the Company (the “Board”) as of the date of this Agreement and following the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”) and certain other matters, as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.    Nomination and Election of Directors; Board Committees and Related Agreements.

(a)Nomination and Election of Directors. It is the Parties’ intent that, immediately following the 2015 Annual Meeting, the following individuals (or their replacement if any of them is unable or unwilling to serve as a director, resigns as a director or is removed as a director, all in accordance with this Agreement, to the extent applicable) will serve in the following classes of the Board:

Class III (whose terms of office will expire at the Annual Meeting of Stockholders in 2016)	Michael W. Brown, Richard G. Rawson and Eli Jones
Class I (whose terms of office will expire at the Annual Meeting of Stockholders in 2017)	Peter A. Feld, Austin P. Young and the Additional Starboard Nominee
Class II (whose terms of office will expire at the Annual Meeting of Stockholders in 2018)	Paul J. Sarvadi, Carol R. Kaufman and Norman R. Sorensen

In furtherance of the foregoing, the Parties have agreed as follows:
(i)Immediately after the execution of this Agreement, the Board and all applicable committees and subcommittees of the Board shall take all necessary actions to (1) set the size of the Board at ten (10) members, (2) appoint Peter A. Feld and Norman R. Sorensen (together, the “Current Starboard Nominees”) as directors of the Company and (3) subject to limitations set forth in Section 1(c), appoint at least one Current Starboard Nominee to each committee and subcommittee of the Board. Peter A. Feld shall be appointed as a Class I director with a term expiring at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), and Norman R. Sorensen (the “2015 Starboard Nominee”) shall be appointed as a Class II director with a term expiring at the 2015 Annual Meeting. After the appointment of the Current Starboard Nominees in accordance with this Section 1(a)(i) and prior to the appointment of the Additional Starboard Nominee in accordance with Section 1(a)(ii), the Board and all applicable committees and subcommittees of the Board shall not (i) increase the size of the Board to more than ten (10) directors or (ii) other than in accordance with Section 1(a)(iii), seek to change the classes on which the Board members serve, in each case without the prior written consent of Starboard.

(ii)In addition to the Current Starboard Nominees, Starboard shall have the right to nominate an additional nominee to serve as a Class I director of the Company with a term expiring at the 2017 Annual Meeting (such director, the “Additional Starboard Nominee” and together with the Current Starboard Nominees, the “Starboard Nominees”) subject to the procedures set forth in this Section 1(a)(ii). Starboard shall submit two (2) nominees for the Additional Starboard Nominee which nominees shall each meet the Director Criteria (as defined below). Within five (5) business days after (i) each such nominee has submitted to the Company the documentation required by Section 1(d)(v) herein and (ii) representatives of the Company’s Board have conducted customary interview(s) of each such nominee, the Nominating and Corporate Governance Committee (the “Nominating Committee”) shall recommend one of such nominees (or, if the Nominating Committee so determines, one of the two persons proposed by Starboard prior to the date of this Agreement) as the Additional Starboard Nominee. The Company shall use its reasonable best efforts to conduct any interview(s) contemplated in the prior sentence as promptly as practicable, but in any case, assuming reasonable availability of the nominees, within ten (10) business days, after Starboard’s submission of the two nominees for the Additional Starboard Nominee. Within five (5) calendar days of such recommendation, the Board shall take all necessary actions to (1) set the size of the Board at eleven (11) members, (2) appoint the Additional Starboard Nominee as a Class I director with a term expiring at the 2017 Annual Meeting and (3) subject to limitations set forth in Section 1(c), appoint the Additional Starboard Nominee to any committee and subcommittee of the Board from which any of the Current Starboard Nominees resign. After the appointment of the Additional Starboard Nominee in accordance with this Section 1(a)(ii) and prior to the 2015 Annual Meeting, the Board and all applicable committees and subcommittees of the Board shall not (i) increase the size of the Board to more than eleven (11) directors or (ii) other than in accordance with Section 1(a)(iii), seek to change the classes on which the Board members serve, in each case without the prior written consent of Starboard.
(iii)Prior to the mailing of its definitive proxy statement for the 2015 Annual Meeting, the Board and all applicable committees and subcommittees of the Board shall take all necessary actions to nominate the 2015 Starboard Nominee for election to the Board at the 2015 Annual Meeting as a Class II director with a term expiring at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The Board and all applicable committees and subcommittees of the Board shall also take all action necessary so that at the 2015 Annual Meeting, the Board shall also nominate (1) Carol. R. Kaufman and Paul J. Sarvadi for election to the Board at the 2015 Annual Meeting as Class II directors with terms expiring at the 2018 Annual Meeting and (2) Austin P. Young (together with Carol R. Kaufman and Paul J. Sarvadi, the “NSP Board Nominees”) for election to the Board at the 2015 Annual Meeting as a Class I director with a term expiring at the 2017 Annual Meeting. In addition, substantially concurrently with the adjournment of the 2015 Annual Meeting, Eli Jones and Michael W. Brown shall resign as Class I directors with terms expiring at the 2017 Annual Meeting and shall be immediately reappointed by the Board as Class III directors with terms expiring at the 2016 Annual Meeting. The Board and all applicable committees and subcommittees of the Board shall not nominate any persons other than the NSP Board Nominees and the 2015 Starboard Nominee for election at the 2015 Annual Meeting. The Company will recommend, support and solicit proxies for the election of the 2015 Starboard Nominee at the 2015 Annual Meeting in the same manner as for the NSP Board Nominees at the 2015 Annual Meeting. The Company shall use its reasonable best efforts to hold the 2015 Annual Meeting no later than June 12, 2015.
(iv)Each of Paul S. Lattanzio and Jack M. Fields has executed and delivered to the Company an irrevocable resignation letter pursuant to which each resigns from the Board and any applicable committee or subcommittee of the Board on which each serves, effective at the adjournment of the 2015 Annual Meeting (the “Resignations”).
(v)The Board and all applicable committees and subcommittees of the Board shall take all necessary actions to decrease the size of the Board from eleven (11) members to nine (9) members effective immediately after the Resignations. After the 2015 Annual Meeting and during the Standstill Period (as defined below), the Board and all applicable committees and subcommittees of the Board shall not (i) increase the size of the Board to more than nine (9) directors or (ii) seek to change the classes on which the Board members serve, in each case without the prior written consent of Starboard.
(vi)If any Starboard Nominee (or any Starboard Replacement Director (as defined below)) is unable or unwilling to serve as a director, resigns as a director (including as the result of a failure to receive a majority vote at the 2015 Annual Meeting) or is removed as a director prior to the 2017 Annual Meeting, with respect to Peter A. Feld or the Additional Starboard Nominee (or their respective Starboard Replacement Director), or prior to the 2018 Annual Meeting, with respect to Norman R. Sorensen (or his Starboard Replacement Director), and at such time Starboard beneficially owns in the aggregate at least the lesser of three percent (3.0%) of the Company’s then outstanding Common Stock and 764,983 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”), Starboard shall have the ability to recommend a substitute person(s) in accordance with this Section 1(a)(vi) (any such replacement nominee shall be referred to as the “Starboard Replacement Director”). Any Starboard Replacement Director recommended by Starboard must meet the following criteria: (i) such person is independent of Starboard (for the avoidance of doubt, the nomination by Starboard of such person to serve on the board of any other company shall not (in and of itself) cause such person to not be deemed independent of Starboard), (ii) such person will qualify as “independent” pursuant to NYSE listing standards, (iii) such person has the relevant financial and business experience to be a director of the Company and, with regard to a Starboard Replacement Director, to replace any such Starboard Nominee (or any Starboard Replacement Director), and (iv) such person meets the guidelines and policies with respect to service on the Board as in effect as of the date of this Agreement, or such additional or amended guidelines and polices approved by the Board (with the prior approval of the Independent Advisory Committee) (the “Corporate Governance Guidelines and Policies”) as reasonably determined by the Nominating Committee (clauses (i)-(iv), the “Director Criteria”). The Nominating Committee shall make its determination and recommendation regarding whether such person meets the Director Criteria within five (5) business days after (i) such nominee has submitted to the Company the documentation required by Section 1(d)(v) herein and (ii) representatives of the Company’s Board have conducted customary interview(s) of such nominee. The Company shall use its reasonable best efforts to conduct any interview(s) contemplated in this section as promptly as practicable, but in any case, assuming reasonable availability of the nominees, within ten (10) business days, after Starboard’s submission of such nominees. In the event the Nominating Committee does not accept a substitute person recommended by Starboard as the Starboard Replacement Director as a result of such person not meeting the Director Criteria, Starboard shall have the right to recommend additional substitute person(s) meeting the Director Criteria whose appointment shall be subject to the Nominating Committee recommending such person in accordance with the procedures described above. Upon the recommendation of a Starboard Replacement Director nominee by the Nominating Committee, the Board shall vote on the appointment of such Starboard Replacement Director to the Board no later than five (5) calendar days after the Nominating Committee recommendation of such Starboard Replacement Director; provided, however, that if the Board does not elect such Starboard Replacement Director to the Board as a result of such person not meeting the Director Criteria, the Parties shall continue to follow the procedures of this Section 1(a)(vi) until a Starboard Replacement Director is elected to the Board. Upon a Starboard Replacement Director’s appointment to the Board, the Board and all applicable committees and subcommittees of the Board shall take all necessary actions to appoint such Starboard Replacement Director to any applicable committee or subcommittee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal. Any Starboard Replacement Director designated pursuant to this Section 1(a)(vi) replacing the 2015 Starboard Nominee prior to the 2015 Annual Meeting shall stand for election at the 2015 Annual Meeting together with the NSP Board Nominees. If at any time Starboard’s aggregate beneficial ownership of Common Stock decreases to less than the Minimum Ownership Threshold, the right of Starboard pursuant to this Section 1(a)(vi) to participate in the recommendation of a Starboard Replacement Director to fill the vacancy caused by any such resignation of any Starboard Nominee or any Starboard Replacement Director shall automatically terminate. Notwithstanding the foregoing, in the event that Starboard fails to comply with its obligations in Section 1(d)(iii) prior to the 2015 Annual Meeting, the Company shall not be required to nominate, recommend, support or solicit proxies for the election of the 2015 Starboard Nominee for election to the Board at the 2015 Annual Meeting.

(b)Independent Advisory Committee. As promptly as practicable but in any event within ten (10) business days, following the date of this Agreement, the Board shall establish an independent advisory committee of the Board which shall be named the “Independent Advisory Committee” (the “Independent Advisory Committee”) to review the Company’s business, and make recommendations to the Board regarding capital allocation and targeted ranges for Adjusted EBITDA Margins (as defined below) (including, but not limited to, with respect to all advertising, general & administrative and corporate perquisite expenses as well as dividends and stock repurchases), while taking into consideration the Company’s risk profile and the potential impact of any recommended change on the Company’s business model and strategic plan. The Board shall establish the Charter of the Independent Advisory Committee in the form attached hereto as Exhibit B (the “Independent Advisory Committee Charter”). The Independent Advisory Committee shall remain in effect during the Standstill Period and, if determined by the Board, thereafter. The Independent Advisory Committee shall be comprised solely of members of the Board who qualify as “independent” pursuant to NYSE listing standards. The membership of the Independent Advisory Committee shall consist of two independent directors designated by the Company and two directors designated by Starboard. The members of the Independent Advisory Committee shall initially be Michael W. Brown, Austin P. Young, Peter A. Feld and Norman R. Sorensen, with Peter A. Feld serving as Chairman of the Independent Advisory Committee. After the date of this Agreement, the Independent Advisory Committee may meet to organize, plan and commence the evaluation and review to be performed by the Independent Advisory Committee to be established in accordance with this Section 1(b). The Chairman of the Board and Chief Executive Officer shall be (i) invited but not required to participate in all meetings of the Independent Advisory Committee, (ii) informed in writing of all information requests of the Independent Advisory Committee to the Company’s management and (iii) provided with copies of all information and reports provided to the Independent Advisory Committee; provided, that at any time the Independent Advisory Committee may either (i) with the approval of at least three (3) of the members of such committee or (ii) with respect to any matter related to or concerning the Chairman of the Board and Chief Executive Officer, recuse the Chairman of the Board and Chief Executive Officer from all or any portion of any meeting of the Independent Advisory Committee or from receiving information provided to the Independent Advisory Committee; and provided, further, that, each meeting of the Independent Advisory Committee shall include an executive session without the presence or participation of the Chairman of the Board and Chief Executive Officer or other members of the Company’s management team. Prior to finalizing or making any recommendations to the Board, the Independent Advisory Committee shall preview all preliminary recommendations with the Chairman of the Board and Chief Executive Officer and provide the Chairman of the Board and Chief Executive Officer a reasonable opportunity to provide input and further information concerning such recommendations; provided, that at any time the Independent Advisory Committee may either (i) with the approval of at least three (3) of the members of such committee or (ii) with respect to any matter related to or concerning the Chairman of the Board and Chief Executive Officer, recuse the Chairman of the Board and Chief Executive Officer from such preview and input period. At or promptly after the first meeting of the newly constituted Board following the appointment of the Starboard Nominees to the Board pursuant to Section 1(a)(i), the Independent Advisory Committee will recommend to the Board a lead independent director (the “Lead Independent Director”) to serve for a one-year term; provided, however, that if no such recommendation to the Board has been made by the Independent Advisory Committee within ninety (90) days of the date of such first meeting, the Board shall thereafter select a Lead Independent Director. The Independent Advisory Committee shall recommend targeted ranges for Adjusted EBITDA Margins for fiscal years 2015 and 2016 to the Board (the “Proposed Targets”) within sixty (60) days following the 2015 Annual Meeting. The Board shall have the right to review and approve such Proposed Targets (as may be approved by the Board, the “Targets”). Subject to the Board’s approval of the Proposed Targets, the Company shall issue a press release or public announcement publishing such Targets, on the date of the next quarterly earnings announcement of the Company after the Board’s approval of such Proposed Targets; provided, however that the Company shall, subject to the Board’s approval of the Proposed Targets, issue such press release or public announcement publishing such Targets no later than the date of the second quarter fiscal year 2015 earnings announcement. The Board will take all actions reasonably necessary in furtherance of establishing the Independent Advisory Committee pursuant to this Section 1(b). For the purpose of this Agreement, “Adjusted EBITDA Margins” shall mean the quotient of Adjusted EBITDA for any period divided by the gross profit for such period (as shown on the Company’s consolidated statements of operations on a consolidated basis for such period), and “Adjusted EBITDA” shall mean for the Company and its subsidiaries, on a consolidated basis for any period, the sum of (a) the operating income for such period, plus (b) depreciation and amortization for such period, plus (c) non-cash stock based compensation expense for such period, plus (d) the sum of all interest income for such period, plus (e) extraordinary or non-recurring expenses or charges incurred in connection with any transaction or other strategic events approved by the Board, including any related advisory fees, during such period, plus (f) any non-cash write-off for impairment of long lived assets (including goodwill, intangible assets and fixed assets such as property, plant and equipment), or of deferred financing fees or investments in debt and equity securities during such period, plus

(g) any non-cash impact of accounting changes or restatements during such period; provided, however, that the amounts of each of the items set forth in the clauses above shall include, for the first twelve (12) months after any acquisition, the actual historical amounts of such items for any person which is acquired by the Company or any of its subsidiaries in such acquisition.
(c)Other Committees. Subject to the Corporate Governance Guidelines and Policies and to NYSE rules and applicable laws, the Board and all applicable committees and subcommittees of the Board shall take all actions necessary to ensure that during the Standstill Period, each committee and subcommittee of the Board (other than a committee or subcommittee formed to evaluate and/or take action with respect to (i) the ownership of Shares by Starboard, (ii) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement, (iii) any action taken in response to actions taken or proposed by Starboard or its Affiliates with respect to the Company or (iv) any transaction proposed by, or with, Starboard or its Affiliates) includes one Starboard Nominee or Starboard Replacement Director.
(d)Additional Agreements.
(i)Starboard agrees that it will cause its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.
(ii)Upon execution of this Agreement, Starboard hereby agrees that it will not, and that it will not permit any of its controlled Affiliates or Associates to, (1) nominate or recommend for nomination any person for election at the 2015 Annual Meeting, directly or indirectly, (2) submit any proposal for consideration at, or bring any other business before, the 2015 Annual Meeting, directly or indirectly, or (3) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2015 Annual Meeting, directly or indirectly. Starboard shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(d)(ii), provided, however, that the foregoing shall not be deemed to limit the exercise by the Starboard Nominees (or any Starboard Replacement Director) of their fiduciary duties and such exercise by such individuals shall not be a breach of this Agreement.
(iii)Starboard agrees that it will (1) continue to have the right to vote all of the Shares held as of the date hereof through the 2015 Annual Meeting and (2) appear in person or by proxy at the 2015 Annual Meeting and vote all shares of Common Stock of the Company beneficially owned by Starboard at the meeting (x) in favor of the NSP Board Nominees, (y) in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and (z) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, unless Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommends otherwise with respect to such “say-on-pay” proposal.
(iv)Promptly after the date of this Agreement, Starboard agrees to obtain from Peter A. Feld, and deliver to the Company, an irrevocable resignation letter pursuant to which Peter A. Feld shall resign from the Board and all applicable committees and subcommittees thereof if at any time Starboard’s aggregate beneficial ownership of Common Stock decreases to less than the Minimum Ownership Threshold.
(v)Prior to the date of this Agreement, the Current Starboard Nominees have each submitted to the Company (x) a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation (including a resignation letter as part of the Company’s majority voting policy and an authorization form to conduct a background check) required by the Company in connection with the appointment or election of new Board members and (y) the written representation and agreement required pursuant to Section 2.18(d) of the Company’s Amended and Restated Bylaws (the “Bylaws”). Any Starboard Replacement Director and any nominee for the Additional Starboard Nominee will also promptly (but in any event prior to being placed on the Board in accordance with this Agreement) submit to the Company (a) a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation (including a resignation letter as part of the Company’s majority voting policy and an authorization form to conduct a background check) required by the Company in connection with the appointment or election of new Board members and (b) the written representation and agreement required pursuant to Section 2.18(d) of the Bylaws. Nothing contained in this Agreement or in any Corporate Governance Guidelines and Policies shall prevent Starboard from nominating any person to serve as a director of the Company or from proposing any other business (in each case in accordance with the Company’s bylaws) to be considered at the 2016 Annual Meeting, the 2017 Annual Meeting or the 2018 Annual Meeting.
(vi)Starboard agrees that the Board or any committee or subcommittees thereof, in the exercise of its fiduciary duties, may recuse any Starboard Nominees from any Board or committee or subcommittee meeting or portion thereof at which the Board or any such committee or subcommittee is evaluating and/or taking action with respect to (i) the ownership of Shares by Starboard, (ii) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement, (iii) any action taken in response to actions taken or proposed by Starboard or its Affiliates with respect to the Company or (iv) any transaction proposed by, or with, Starboard or its Affiliates.
(vii)Solely for the purposes of calculating the Annual Director Award (as defined in the Company’s Directors Compensation Plan, amended and restated as of August 15, 2012, as amended by the First Amendment to the Directors Compensation Plan as of January 1, 2015 (the “Director Plan”)), each Starboard Nominee shall be deemed to have been appointed to the Board for the first time on the date of the 2015 Annual Meeting and, accordingly, shall not be entitled to an Annual Director Award on such date. The Parties further agree that each Starboard Nominee will be entitled to receive the Initial Director Award (as defined in the Director Plan) effective as of the date of the 2015 Annual Meeting and that each Starboard Nominee shall be entitled to receive retainer fees from the date of this Agreement as contemplated by the Director Plan.

2.    Standstill Provisions.
(a)Starboard agrees that from the date of this Agreement until the earlier of (x) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2016 Annual Meeting pursuant to the Bylaws and (y) the date that is 100 days prior to the first anniversary of the 2015 Annual Meeting (the “Standstill Period”) neither it nor any of its Affiliates or Associates under its control will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly, in any manner:
(i)engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;
(ii)form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the persons identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of Starboard to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;
(iii)deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the members of Starboard and otherwise in accordance with this Agreement;

(iv)seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors;
(v)(A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company, or encourage, initiate or support any other third party in any such related activity, (C) make any public communication in opposition to any Company acquisition or disposition activity approved by the Board or (D) call or seek to call a special meeting of stockholders;
(vi)seek, alone or in concert with others, representation on the Board, except as specifically permitted in Section 1;
(vii)seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 1;
(viii)make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party; or
(ix)disclose any intention, plan or arrangement inconsistent with any provision of this Section 2.
(b)Except as expressly provided in Section 1 or Section 2(a), each member of Starboard shall be entitled to: (i) vote their shares on any other proposal duly brought before the 2015 Annual Meeting or otherwise vote as each member of Starboard determines in its sole discretion; and (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefore.

3.    Representations and Warranties of the Company.
The Company represents and warrants to Starboard that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
4.Representations and Warranties of Starboard.
Starboard represents and warrants to the Company that (a) the authorized signatory of Starboard set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Starboard thereto, (b) this Agreement has been duly authorized, executed and delivered by Starboard, and is a valid and binding obligation of Starboard, enforceable against Starboard in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Starboard as currently in effect, (d) the execution, delivery and performance of this Agreement by Starboard does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to Starboard, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) as of the date of this Agreement, Starboard is deemed to beneficially own in the aggregate 3,335,976 shares of Common Stock, (f) as of the date hereof, Starboard does not currently have, and does not currently have any right to acquire or any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), (g) each of Norman R. Sorensen, the Additional Starboard Nominee and any Starboard Replacement Director (other than a Starboard Replacement Director for Peter A. Feld) is independent of Starboard, (h) Starboard has not, directly or indirectly, compensated or agreed to, and will not, compensate each of Norman R. Sorensen, the Additional Starboard Nominee and any Starboard Replacement Director (other than a Starboard Replacement Director for Peter A. Feld) for his or her respective service as a nominee or director of the Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities, other than cash compensation, if any, to be used by Norman R. Sorensen to purchase securities of the Company, which compensation has been previously disclosed to the Company, has been paid in full prior to the date hereof and Starboard has no remaining compensation obligation to Norman R. Sorensen and (i) no person other than Starboard has any rights with respect to the Shares.
5.Press Release.
Promptly following the execution of this Agreement, the Company and Starboard shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing certain terms of this Agreement, in the form attached hereto as Exhibit C. Prior to the issuance of the Mutual Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee or subcommittee thereof) nor Starboard shall issue any press release or public announcement regarding this Agreement or the matters contemplated hereby (including any recommendations or other findings of the Independent Advisory Committee established pursuant to Section 1(b)) without the prior written consent of the other Party. During the Standstill Period, neither the Company nor Starboard or the Starboard Nominees shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Mutual Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party, and otherwise in accordance with this Agreement.
6.Specific Performance.
Each of the members of Starboard, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Starboard (or any of the entities and natural persons listed in the signature pages hereto), on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 6 is not the exclusive remedy for any violation of this Agreement.

Expenses.
The Company shall reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the 2015 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $365,000 in the aggregate.
7.Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

9.    Notices.
Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); (iii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company: Insperity, Inc.
19001 Crescent Springs Drive
Kingwood, TX 77339
Attention: Dan Herink
Telephone: (832) 603-1216
Facsimile: (281) 348-2859
Email: Dan.Herink@insperity.com
With copies (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Richard J. Grossman
Telephone: (212) 735-2116
Facsimile: (917) 777-2116
Email: Richard.Grossman@skadden.com
If to Starboard or any member thereof: Starboard Value LP
777 Third Avenue, 18th Floor
New York, NY 10017
Attention: Jeffrey C. Smith
Telephone: (212) 845-7955
Facsimile: (212) 845-7988
Email: JSmith@starboardvalue.com

With a copy (which shall not constitute notice) to: Akin Gump Strauss Hauer & Feld LLP
1 Bryant Park
New York, NY 10036
Attention: Jeffrey Kochian
Telephone: (212) 872-8069
Facsimile: (212) 872-1002
Email: JKochian@akingump.com

10.    Applicable Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
11.    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).
12.    Mutual Non-Disparagement.
Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period or if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, shall in any way publicly criticize, disparage, call into disrepute, or otherwise defame or slander the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Parties, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives. This Section shall not limit the ability of any director of the Company to act in accordance with his or her fiduciary duties or otherwise in accordance with applicable law.
13.     Confidentiality.
The Company hereby agrees that: (i) Peter A. Feld, if he wishes to do so, is permitted to and may provide confidential information to Starboard and its Affiliates provided that prior to providing any such confidential information, Peter A. Feld and the appropriate Starboard entities execute a confidentiality agreement (the

“Confidentiality Agreement”) and (ii) the Company will execute and deliver the Confidentiality Agreement to Starboard substantially contemporaneously with execution and delivery thereof by the other signatories thereto.

14.    Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.
This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Starboard. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of Starboard, the prior written consent of the Company, and with respect to the Company, the prior written consent of Starboard. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.
[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

By:    /s/ Paul J. Sarvadi
Name: Paul J. Sarvadi
Title: Chairman of the Board and Chief Executive Officer

[Signature Page to Agreement]

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
By: Starboard Value LP, its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC
By: Starboard Value LP, its manager

STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE LP
By: Starboard Value GP LLC, its general partner
STARBOARD VALUE GP LLC
By: Starboard Principal Co LP, its member

STARBOARD PRINCIPAL CO LP
By: Starboard Principal Co GP LLC, its general partner

STARBOARD VALUE AND OPPORTUNITY C LP
By: Starboard Value R LP, its general partner

STARBOARD VALUE R LP
By: Starboard Value R GP LLC, its general partner

STARBOARD VALUE R GP LLC
By: /s/ Peter A. Feld
Name: Peter A. Feld
Title: Authorized Signatory

By: /s/ Peter A. Feld
Name: Peter A. Feld
Individually and as attorney-in-fact for Mark R.
Mitchell and Jeffrey C. Smith

[Signature Page to Agreement]

EXHIBIT A
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
KENNETH H. TRAUB

[Exhibit A]

EXHIBIT B

INDEPENDENT ADVISORY COMMITTEE CHARTER

Insperity, Inc.
Independent Advisory Committee

Purpose
An advisory committee, entitled the Independent Advisory Committee (the “Committee”), is appointed by the Board of Directors (the “Board”) of Insperity, Inc. (the “Company”) to (i) review the Company’s business and (ii) make  recommendations to the Board regarding capital allocation (including, but not limited to, with respect to dividends and stock repurchases), and targeted ranges of Adjusted EBITDA Margins (including, but not limited to, with respect to all advertising, general & administrative and corporate perquisite expenses), while taking into consideration the Company’s risk profile and the potential impact of any recommended change on the Company’s business model and strategic plan.
“Adjusted EBITDA Margins” means the quotient of Adjusted EBITDA for any period divided by the gross profit for such period (as shown on the Company’s consolidated statements of operations on a consolidated basis for such period). “Adjusted EBITDA” means for the Company and its subsidiaries, on a consolidated basis for any period, the sum of (a) the operating income for such period, plus (b) depreciation and amortization for such period, plus (c) non-cash stock based compensation expense for such period, plus (d) the sum of all interest income for such period, plus (e) extraordinary or non-recurring expenses or charges incurred in connection with any transaction or other strategic events approved by the Board, including any related advisory fees, during such period, plus (f) any non-cash write-off for impairment of long lived assets (including goodwill, intangible assets and fixed assets such as property, plant and equipment), or of deferred financing fees or investments in debt and equity securities during such period, plus (g) any non-cash impact of accounting changes or restatements during such period; provided, however, that the amounts of each of the items set forth in the clauses above shall include, for the first twelve (12) months after any acquisition, the actual historical amounts of such items for any person which is acquired by the Company or any of its subsidiaries in such acquisition.
Membership and Meetings
The Committee shall consist of four (4) directors.  Subject to the terms of any agreement to which the Company may be party to, the members of the Committee shall be appointed and may be removed, solely for cause, by a majority vote of the Board in its discretion, and shall serve for such term as the Board determines or until their successors are elected or appointed. Subject to the terms of any agreement to which the Company may be party to, the members of the Committee shall meet the independence requirements of the listing standards of The New York Stock Exchange.
The Committee shall (i) meet as often as its members shall determine to be necessary, or as meetings may be called by the Chair of the Committee, any three (3) members of the Committee or the Chairman of the Board and (ii) hold meetings on at least two business days’ prior written notice or such shorter period as the members of the Committee agree to. The Committee shall keep minutes and other relevant documentation of all meetings held. Subject to the terms of any agreement to which the Company may be party to, the Board shall appoint one member of the Committee as Chair.  The Chair of the Committee shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting (following consultation with other members of the Committee), ensuring that the agenda for each meeting is circulated to each Committee member in advance of the meeting, presiding over meetings of the Committee and coordinating reporting to the Board.  A vote of a majority of all members will constitute an act of the Committee.

[Exhibit B]

The Chairman of the Board and Chief Executive Officer shall be (i) invited but not required to participate in all meetings of the Committee, (ii) informed in writing of all information requests of the Committee to the Company’s management and (iii) provided with copies of all information and reports provided to the Committee; provided, that at any time the Committee may either (i) with the approval of at least three (3) of its members or (ii) with respect to any matter related to or concerning the Chairman of the Board and Chief Executive Officer, recuse the Chairman of the Board and Chief Executive Officer from all or any portion of any meeting of the Committee or from receiving information provided to the Committee; and provided, further, that each meeting of the Committee shall include an executive session without the presence or participation of the Chairman of the Board and Chief Executive Officer or other members of the Company’s management team. Prior to finalizing or making any recommendations to the Board, the Committee shall preview all preliminary recommendations with the Chairman of the Board and Chief Executive Officer and provide the Chairman of the Board and Chief Executive Officer a reasonable opportunity to provide input and further information concerning such recommendations; provided, that at any time the Committee may either (i) with the approval of at least three (3) of the members of the Committee or (ii) with respect to any matter related to or concerning the Chairman of the Board and Chief Executive Officer, recuse the Chairman of the Board and Chief Executive Officer from such preview and input period. The Committee shall have reasonable access to members of management, and management shall furnish to the Committee such financial information, projections and other information, support and cooperation as the Committee reasonably requests to assist it in performing its duties. In addition, the Committee may obtain reasonable assistance from officers of the Company, nationally-recognized external consultants specializing in corporate costs and expenses or management consulting for sales-oriented services companies and legal and financial advisors engaged by the Company (excluding, for the avoidance of doubt, any external legal or financial advisors other than those engaged by the Company), with the reasonable expenses incurred in their use to be paid by the Company.
The Committee shall make regular reports to the Board, and all recommendations of the Committee shall be reported to the Board at the next regular meeting of the Board.
The Committee shall remain in effect through the earlier of (i) the date that is fifteen business days prior to the deadline for the submission of stockholder nominations for the 2016 annual meeting of stockholders pursuant to the Company’s Amended and Restated Bylaws and (ii) the date that is one hundred days prior to the first anniversary of the 2015 annual meeting of stockholders, and, if determined by the Board, thereafter.
Duties and Responsibilities
The Committee shall:

1.
Review the Company’s business and make recommendations to the Board regarding capital allocation (including but not limited to, with respect to dividends and stock repurchases) and targeted ranges for Adjusted EBITDA Margins (including, but not limited to, with respect to all advertising, general and administrative and corporate perquisite expenses), while taking into consideration the Company’s risk profile and the potential impact of any recommended change on the Company’s business model and strategic plan.

2.
Recommend to the Board a Lead Independent Director to serve for a one-year term at or promptly after the first meeting of the newly constituted Board following the appointment of Peter A. Feld and Norman R. Sorensen to the Board pursuant to the that certain Agreement, dated as of March 21, 2015, between Starboard Value LP and certain of its named affiliates and the Company.

3.
Recommend targeted ranges of Company Adjusted EBITDA Margins for fiscal years 2015 and 2016 to the Board within sixty (60) days following the 2015 annual meeting of stockholders, provided that the Board will have the right to review and approve such proposed targets.

4.	Exercise such other duties and responsibilities as may be expressly assigned by the Board from time to time.

1

EXHIBIT C

PRESS RELEASE

Insperity and Starboard Reach Agreement on Board Composition and Establish New Independent Advisory Committee

HOUSTON - March 23, 2015 - Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today announced that its Board of Directors has reached an agreement with Starboard Value LP (together with its affiliates, “Starboard”), its largest shareholder, in advance of the Company’s 2015 annual meeting of shareholders.

Under the terms of the agreement, Starboard has agreed to vote all of its shares at the upcoming annual meeting in favor of the Company’s incumbent Class II directors, who are Paul Sarvadi, Chairman and Chief Executive Officer, Carol Kaufmann, Lead Independent Director, and Austin Young, Chairman of the Finance and Risk Management Committee. The agreement also calls for the immediate appointment of two new directors to the Board of Directors (Norman Sorensen and Peter Feld, who will be the only nominee affiliated with Starboard) and the later appointment of a third director nominated by Starboard. Two existing directors, Paul Lattanzio and Jack Fields, who had decided not to seek re-election when their terms expire in 2016, have announced their decisions to depart from the Board immediately following the 2015 annual meeting. In addition, Starboard has agreed to customary standstill restrictions.

Pursuant to the agreement, the Board has created a new independent advisory committee to review the Company’s business and make recommendations to the Board regarding capital allocation, expenses and targeted ranges for Adjusted EBITDA Margins, as defined in the agreement, while taking into consideration the Company’s risk profile and the potential impact of any recommendations on the Company’s business model and strategic plan. The new committee consists of two current independent directors and two Starboard nominees, including Mr. Feld, who chairs the committee. The committee will evaluate Insperity’s cost structure and recommend targeted ranges for Adjusted EBITDA Margins for fiscal years 2015 and 2016, which the Board will have the right to review and approve. Subject to the approval of such recommendations by the Board, the Company will issue a press release or public announcement discussing such approved recommendations no later than the second quarter fiscal year 2015 earnings announcement.

“This agreement represents the best possible outcome for all of our shareholders. We look forward to working with the new directors toward our common goal of enhancing long-term shareholder value and continuing our strong business momentum,” said Mr. Sarvadi. “I want to express my sincere gratitude to Mr. Lattanzio and Mr. Fields for their many years of commitment and distinguished service on the Board, which helped oversee our recently completed business transformation.”

[Exhibit C]
2

Peter Feld, on behalf of Starboard, stated: “As the Company’s largest shareholder, we recognize the value of Insperity’s platform and are pleased to join the Board. We believe the addition of new independent directors will bring a fresh perspective to the boardroom and we look forward to working constructively with the incumbent Board members to enhance shareholder value.”

The new directors qualify as “independent” directors under the New York Stock Exchange’s governance rules. Mr. Sorensen has been appointed as a Class II director and the Board unanimously recommends that shareholders elect him at the upcoming annual meeting. Mr. Feld has been and the future nominee of Starboard will be appointed as Class I directors and will be subject to the election by shareholders at the annual meeting in 2017. One or more new directors will be named to serve on each of the Board’s existing committees.

Additionally, the Company has been in the process of exploring alternatives regarding the Company’s two aircraft, including the possible sale of the aircraft. However, pursuant to the agreement with Starboard, the Company is announcing its intent to commence activities to market the aircraft for sale. The Company is in the process of initiating an appraisal of the aircraft to determine the current market values. In the event that the current market values are less than the Company’s book value of the aircraft, then the Company would incur an impairment loss equal to the difference.

The agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Peter Feld is a Managing Member and Head of Research of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies (“Starboard Value LP”), a position he has held since April 2011. From November 2008 to April 2011, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. From February 2007 to November 2008, Mr. Feld served as a Director at Ramius LLC. Since October 2014, Mr. Feld has served as a member of the board of directors of Darden Restaurants, Inc. (“Darden”), a full service restaurant company. Mr. Feld has also served as a member of the board of directors of Tessera Technologies, Inc., which develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices, since June 2013. Mr. Feld previously served on the board of directors of Integrated Device Technology, Inc., a company which designs, develops, manufactures and markets a range of semiconductor solutions for the advanced communications, computing and consumer industries, from June 2012 until February 2014. Mr. Feld received a BA in economics from Tufts University.

Norman Sorensen formerly served as Chairman of the International Insurance Society, Inc., a professional organization for the insurance industry, from January 2010 until June 2013. Mr. Sorensen has served as a director of the International Insurance Society, Inc. since January 2005. Previously, from November 2011 until December 2012, he was Chairman of the International Advisory Council of Principal Financial Group, Inc., a global financial investment management company. He was Chairman of Principal International, Inc., serving from June 2011 to October 2012, and President and CEO of International Asset Management and Accumulation of Principal International, Inc., serving from January 2001 to June 2011. Mr. Sorensen has served as a director

[Exhibit C]
3

of Encore Capital Group, Inc., a consumer banking company, since November 2011. Mr. Sorensen also served as a director of Sara Lee Corporation, an American consumer-goods company, from January 2007 to November 2011. He has served as Executive Vice President of both Principal Financial Group Inc. and Principal Life Insurance Company, a life insurance company, since January 2007, as well as having held a number of other senior management positions since 1998. Mr. Sorensen also served as Chairman of the U.S. Coalition of Service Industries, a leading forum for the services sector, from January 2003 to March 2005. Mr. Sorensen served as a senior executive of American International Group, Inc., an insurance services company, from September 1989 to December 1998. He also formerly served as Chairman and director of DE Master Blenders, from December 2011 until September 2013.

About Insperity

Insperity, a trusted advisor to America’s best businesses for more than 28 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2014 revenues of $2.4 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and

[Exhibit C]
4

involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) the competitive environment in the PEO industry may impact growth and/or profitability; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; (xi) an adverse final judgment or settlement of claims against Insperity; and (xii) the actions of certain stockholders that could disrupt our business. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Important Additional Information

Insperity, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Insperity stockholders in connection with the matters to be considered at Insperity’s 2015 annual meeting. Insperity plans to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission in connection with the 2015 annual meeting. INSPERITY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2015 PROXY STATEMENT AND ACCOMPANYING PROXY CARD (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2015 annual meeting. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Insperity with the SEC for no charge at the SEC’s website at http://www.sec.gov/. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://www.insperity.com.
###

[Exhibit C]
5